UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2025

NetApp, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-27130	77-0307520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3060 Olsen Drive
San Jose, California	95128
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 822-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	NTAP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwritten Public Offering of Senior Notes due 2032 and Senior Notes due 2035

On March 12, 2025, NetApp, Inc. (“NetApp” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, to issue and sell $625,000,000 million aggregate principal amount of 5.500% Senior Notes due 2032 (the “2032 Notes”) and $625,000,000 million aggregate principal amount of 5.700% Senior Notes due 2035 (the “2035 Notes” and together with the 2032 Notes, the “Notes”) in a public offering (the “Offering”). The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-277522) and a related prospectus filed with the Securities and Exchange Commission (the “SEC”) on February 29, 2024, and a prospectus supplement filed with the SEC on March 13, 2025. The Underwriting Agreement contains customary representations, warranties and agreements by NetApp, and customary closing conditions, indemnification rights and termination provisions.

The foregoing summary is qualified in its entirety by reference to the text of the Underwriting Agreement which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Supplemental Indenture Relating to Senior Notes due 2032 and Senior Notes due 2035

On March 17, 2025, NetApp entered into a Fifth Supplemental Indenture, relating to the issuance by the Company of the Notes (the “Fifth Supplemental Indenture”), which supplemented the Indenture, dated December 12, 2012 (the “Base Indenture,” and together with the Fifth Supplemental Indenture, the “Indenture”) with U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, to establish the terms and form of the Notes. Interest is payable on the Notes semi-annually in arrears on March 17 and September 17 of each year, commencing September 17, 2025. The 2032 Notes will mature on March 17, 2032 and the 2035 Notes will mature on March 17, 2035.

NetApp intends to use a portion of the net proceeds of this offering to repay its outstanding 1.875% Senior Notes due 2025 at maturity and the remainder of the net proceeds for general corporate purposes. The Indenture contains limited affirmative and negative covenants of NetApp. The negative covenants restrict the ability of NetApp and its subsidiaries to incur debt secured by liens on its principal property or on shares of stock or indebtedness of its subsidiaries that own principal property; to engage in certain sale and lease-back transactions with respect to any principal property; and to consolidate, merge or sell all or substantially all of its assets.

Events of default under the Indenture include a failure to make payments under the Notes, non-compliance with affirmative and negative covenants, and the occurrence of bankruptcy and insolvency-related events. NetApp’s obligations may be accelerated upon an event of default, in which case the entire principal amount of the Notes would become immediately due and payable.

The foregoing description of certain terms of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, which is filed as Exhibit 4.1 to the Current Report on Form 8-K filed on December 12, 2012 and is incorporated herein by reference, and the Fifth Supplemental Indenture, form of 2032 Note and form of 2035 Note, which are filed with this report as Exhibits 4.2, 4.3 and 4.4, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the Notes and the Fifth Supplemental Indenture is incorporated herein by reference.

Item 8.01.	Other Events.

Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to NetApp, has issued an opinion to NetApp dated March 17, 2025 regarding the legality of the Notes. A copy of the opinion is filed as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 12, 2025, by and among NetApp, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC.

4.1	Indenture, dated December 12, 2012, by and between NetApp, Inc. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) (incorporated by reference to Exhibit 4.1 of NetApp, Inc.’s Form 8-K filed December 12, 2012 (file no. 000-27130)).

4.2	Fifth Supplemental Indenture, dated March 17, 2025, by and between NetApp, Inc. and U.S. Bank Trust Company, National Association.

4.3	Form of Note for NetApp’s 5.500% Senior Notes due 2032 (incorporated by reference to Exhibit 4.1).

4.4	Form of Note for NetApp’s 5.700% Senior Notes due 2035 (incorporated by reference to Exhibit 4.1).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 above).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETAPP, INC.

(Registrant)

March 17, 2025	By:	/s/ Elizabeth O’Callahan
Elizabeth O’Callahan Executive Vice President, Chief Administrative Officer and Secretary